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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference into the Company's registration statement on Form S-8, filed with the Commission on August 16, 2001, and the Company's registration statement on Form S-8, filed with the Commission on May 30, 2003, of our reports dated March 5, 2007 relating to the consolidated financial statements of MBT Financial Corp. (the "Company") and management's report on the effectiveness of internal control over financial reporting, which reports are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

PLANTE & MORAN, PLLC

Auburn Hills, Michigan
March 9, 2007

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